Exhibit 10.2

FORM OF LIBERTY BROADBAND CORPORATION

TRANSITIONAL STOCK ADJUSTMENT PLAN

ARTICLE I

PURPOSE AND AMENDMENT OF PLAN

1.1                               Purpose. The purpose of the Plan is to provide for the supplemental grant of cash awards, stock options to purchase the common stock of Liberty Broadband Corporation, a Delaware corporation (together with any successor thereto, the “Company”), stock appreciation rights related to the Company’s common stock, and restricted shares of the Company’s common stock to holders of certain outstanding cash awards, options, stock appreciation rights and restricted shares issued under certain stock-based plans administered by Liberty Media Corporation, a Delaware corporation (“LMC”), in connection with adjustments made to outstanding cash awards, options, stock appreciation rights and restricted shares of LMC Common Stock (as defined below) as a result of the spin-off of the Company from LMC.

ARTICLE II

DEFINITIONS

2.1                               Certain Defined Terms. For purposes of the Plan, the following terms shall have the meanings below stated.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Awards” means collectively Cash Awards and Stock Incentives.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

“Cash Award” means an award denominated in cash and granted by the Company pursuant to Section 8.1.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed to administer this Plan pursuant to Article IX.

“Common Stock” means each or any (as the context may require) series of the Company’s common stock.

“Control Purchase” means any transaction (or series of related transactions) in which (1) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company) shall purchase any Common Stock of the Company (or securities convertible into Common Stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (2) any person (as such term is so defined), corporation or other entity (other than the Company, any Subsidiary of the Company, any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Distribution Date, and (b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

“Distribution” means the distribution by LMC to the holders of LMC’s issued and outstanding common stock, par value $0.01 per share, of all of the issued and outstanding shares of Common Stock.

“Distribution Date” means the date on which the Distribution occurs.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of any series of Common Stock on any day means (i) for Option and SAR exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of any series of Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc., or (ii) for all other purposes under this Plan, the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a share of such series of Common Stock on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by Pink OTC Markets Inc.  If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Incentive Plan” means the Liberty Media Corporation 2013 Incentive Plan, as amended, the Liberty Media Corporation 2013 Nonemployee Director Plan, as amended, and the Liberty Media Corporation Transitional Stock Adjustment Plan, as amended, and any other stock option or incentive plan adopted or assumed by LMC pursuant to which any Participant holds an outstanding LMC Award as of the Record Date. Depending on the context, “Incentive Plan” shall mean all of such plans or a particular one of such plans.

“LMC Award” means (1) an LMC Cash Award, (2) an unexercised and unexpired option to purchase LMC Common Stock, (3) an LMC SAR or (4) an unvested award of restricted shares of LMC Common Stock.

“LMC Cash Award” means a cash award granted pursuant to an Incentive Plan.

“LMC Common Stock” means shares of each or any (as the context may require) series of LMC’s common stock, par value $.01 per share.

“LMC Corporate Holder” means an individual who, as of the Record Date, is or formerly was (1) an employee or consultant of LMC or a Qualifying Subsidiary or (2) a member of the board of directors of LMC or a Qualifying Subsidiary.  The Committee may, in its discretion, determine that (i) an individual who does not meet any of the foregoing criteria should be classified as an LMC Corporate Holder or (ii) an individual who otherwise would qualify as an LMC Corporate Holder should not be classified as such.

“LMC SAR” means a stock appreciation right with respect to any series of LMC Common Stock.

“Option” means an option to purchase Common Stock, granted by the Company to a Participant pursuant to Section 6.1 of the Plan.

“Participant” means a person who is an LMC Corporate Holder and who, as of the Record Date, holds an outstanding LMC Award.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this Liberty Broadband Corporation Transitional Stock Adjustment Plan, as set forth herein and as from time to time amended.

“Qualifying Subsidiary” means a former direct or indirect subsidiary of LMC, any successor of any such former subsidiary, and the parent company (directly or indirectly) of any such former subsidiary or successor, including without limitation the Company, Liberty Interactive Corporation, Ascent Capital Group, Inc., Discovery Communications, Inc., Liberty Global, Inc. and Starz.

“Record Date” means 5:00 p.m. New York City time, on October 29, 2014.

“Restricted Stock Award” means an award of restricted shares of Common Stock, granted by the Company to a Participant pursuant to Section 5.1.

“SARs” means stock appreciation rights, awarded pursuant to Section 7.1, with respect to shares of any specified series of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Incentives” means collectively the Restricted Stock Awards, SARs and Options.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

ARTICLE III

RESERVATION OF SHARES

The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed [•] shares, subject to adjustment as hereinafter provided. Any part of such [•] shares of Common Stock may be issued pursuant to Restricted Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Incentives will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and reacquired by the Company, including shares purchased in the open market. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 11.3 and to give effect to any amendment adopted as provided in Section 11.1.

ARTICLE IV

PARTICIPATION IN PLAN

4.1                               Eligibility to Receive Awards. Awards under this Plan may be granted only to persons who are Participants.

4.2                               Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of an Award shall in any manner be construed to limit in any way the right of the Company, LMC or any of their respective Subsidiaries to terminate the employment of a Participant at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the Plan or any Incentive Plan, or give any right to such a Participant to remain employed by the Company, LMC or any of their respective Subsidiaries in any particular position or at any particular rate of compensation.

ARTICLE V

STOCK AWARDS

5.1                               Grant of Restricted Stock Awards.

(a)                                 Grant. Restricted Stock Award(s) shall be granted to each Participant who, as of the Distribution Date, holds an outstanding LMC Award(s) consisting of unvested restricted shares of LMC Common Stock.

(b)                                 Award of Shares. Each Restricted Stock Award shall be for the number and series of shares of Common Stock that the Participant receives in the Distribution on the corresponding award of restricted shares of LMC Common Stock. Each Restricted Stock Award and the restricted shares of Common Stock issued thereunder shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted shares of LMC Common Stock was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

(c)                                  Lapse of Restrictions. The restrictions on each Restricted Stock Award shall lapse in accordance with the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding award of restricted shares of LMC Common Stock was made; provided, however, that a Participant’s employment or service, at the request of or with the consent of LMC, with the Company, LMC, a Qualifying Subsidiary or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and LMC for all purposes under a Restricted Stock Award.

(d)                                 Award Documentation. Restricted Stock Awards shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding award of restricted shares of LMC Common Stock, which need not be the same for all Restricted Stock Awards.

(e)                                  Rights with Respect to Shares. No Participant who is granted a Restricted Stock Award shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Participant.

ARTICLE VI

OPTIONS

6.1                               Grant of Options.

(a)                                 Grant. Option(s) shall be granted to each Participant who, as of the Record Date, holds an outstanding LMC Award(s) consisting of an option to purchase shares of LMC Common Stock. Except as otherwise provided in this Plan, each Option shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding option to purchase LMC Common Stock was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

(b)                                 Option Shares. Each Option shall be for the number and series of shares of Common Stock that a Participant would have received in the Distribution if the applicable option for LMC Common Stock had been exercised immediately prior to the Record Date.

(c)                                  Option Price. The purchase price per share of Common Stock under each Option shall be established by the Committee. The Option price shall be subject to adjustment in accordance with the provisions of Section 11.3 hereof.

(d)                                 Option Documentation. Options shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding option to purchase LMC Common Stock which need not be the same for all Options.

6.2                               Exercise and/or Termination of Options.

(a)                                 Terms of Option. Options granted under this Plan may be exercised at the same time and in the same manner as the corresponding option to purchase LMC Common Stock.  Options granted under this Plan shall expire at the same time and in the same manner as the corresponding option to purchase LMC Common Stock, as provided in the applicable Incentive Plan and any associated instrument governing such option to purchase LMC Common Stock; provided, however, that a Participant’s employment or service, at the request of or with the consent of LMC, with the Company, LMC, a Qualifying Subsidiary or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and LMC for all purposes under an Option.

(b)                                 Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option and any amounts required under Section 11.4 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Option agreement and may be subject to such conditions as the Committee deems appropriate.

(c)                                  Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Option agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(d)                                 Issuance of Shares. The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.4, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Option agreement, (i) no Participant or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

(e)                                  Exercise.  For purposes of this Article VI, the date of exercise of an Option shall mean the date on which the Company shall have received notice from the holder of the Option of the exercise of such Option (unless otherwise determined by the Committee and provided in the applicable Option agreement).

ARTICLE VII

SARS

7.1                               Grant of SARs.

(a)                                 Grant. SARs shall be granted to each Participant who, as of the Record Date, holds an outstanding LMC Award(s) consisting of an LMC SAR. Except as otherwise provided in this Plan, each SAR shall continue to be subject to all the terms and conditions of the applicable Incentive Plan and associated instrument under which the LMC SAR was made and any such terms, conditions and restrictions as may be determined to be appropriate by the Committee.

(b)                                 SAR Shares. Each SAR shall be for the number and series of shares of Common Stock that a Participant would have received in the Distribution if the shares of LMC Common Stock subject to such LMC SAR, respectively, had been outstanding on the Record Date.

(c)                                  Base Price. The base price per share of Common Stock under each SAR shall be established by the Committee. The base price shall be subject to adjustment in accordance with the provisions of Section 11.3 hereof.

(d)                                 SAR Documentation. SARs shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding LMC SAR which need not be the same for all SARs.

7.2                               Exercise and/or Termination of SARs.

(a)                                 Terms of SARs. SARs granted under this Plan may be exercised at the same time and in the same manner as the corresponding LMC SAR. SARs granted under this Plan shall expire at the same time and in the same manner as the applicable LMC SAR as provided in the applicable Incentive Plan and any associated instrument governing the LMC SAR; provided, however, that a Participant’s employment or service, at the request of or with the consent of LMC, with the Company, LMC, a Qualifying Subsidiary or any of their respective Subsidiaries shall be deemed to be employment or service with the Company and LMC for all purposes under a SAR.

(b)                                 Consideration. The consideration to be received upon the exercise of a SAR shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the SAR agreement.  No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable SAR agreement, the holder will receive cash in lieu of fractional shares.

(c)                                  Exercise.  For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable SAR agreement).

ARTICLE VIII

CASH AWARDS

8.1                               Grant.  Cash Award(s) shall be granted to each Participant who, as of the Record Date, holds an outstanding LMC Award(s) consisting of an unvested LMC Cash Award(s).

8.2                               Value.  Each Cash Award shall provide the Participant with the opportunity to earn a cash payment in an amount equal to the amount the Participant would have received pursuant to the unvested LMC Cash Award, in accordance with the terms of such LMC Cash Award.

8.3                               Lapse of Restrictions.  The restrictions on each Cash Award shall lapse in accordance with the terms and conditions of the applicable Incentive Plan and associated instrument under which the corresponding LMC Cash Award was made; provided, however, that a Participant’s employment or service, at the request of or with the consent of LMC, with the Company, LMC, a Qualifying Subsidiary or any of their respective Subsidiaries shall be deemed to be employment or service with the Company or LMC for all purposes under a Cash Award.  A Cash Award shall only be paid following the written certification of the Compensation Committee of the Board that the terms and conditions of the Cash Award are satisfied.

8.4                               Award Documentation. Cash Awards shall be evidenced in such form as the Committee shall approve and contain such terms and conditions as shall be contained therein or incorporated by way of reference to the Incentive Plan or any associated instrument governing the corresponding award of LMC Cash Awards, which need not be the same for all Cash Awards.

ARTICLE IX

ADMINISTRATION OF PLAN

9.1                               The Committee. This Plan shall be administered solely by the Compensation Committee of the Board or such other committee of the Board as the Board shall designate to administer the Plan. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and any instruments evidencing Awards granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, LMC, the shareholders of the Company, the shareholders of LMC, the Committee and each of the members thereof, and the Participants, and their respective successors in interest. The Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates, except that the Committee may not delegate to any person the authority to grant Stock Incentives to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act. Such delegation may include, without limitation, the power to execute any documents on behalf of the Committee.

9.2                               Liability of Committee. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan. The Committee shall have the power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee’s duties under this Plan at the Company’s expense.

9.3                               Determinations of the Committee. The Committee may, in its sole discretion, waive any provisions of any Award, provided such waiver is not inconsistent with the terms of the applicable Incentive Plan, any associated instrument or this Plan as then in effect.

ARTICLE X

AMENDMENT AND TERMINATION OF PLAN

10.1                        Amendment, Modification, Suspension or Termination. The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) subject to Section 11.6, no amendment or alteration that would impair the rights of any Participant under any Award awarded to such Participant shall be made without such Participant’s consent and (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to applicable legal requirements or the applicable requirements of the securities exchange on which the Company’s Common Stock is listed. With the consent of the Participant, or as otherwise permitted under Section 11.6, and subject to the terms and conditions of the Plan, the Committee may amend outstanding Award agreements with any Participant, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award.

10.2                        Termination. The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the last date that any Option or SAR granted hereunder may be exercised or any restriction applicable to a Restricted Stock Award granted hereunder has lapsed, whichever occurs later.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1                        Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Award agreement, each Participant shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary of the Company.

11.2                        Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act with respect to all shares of the applicable series of Common Stock that may be issued to Participants under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

11.3                        Adjustments.

(a)                                 (i)  If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.3(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Stock Incentives, (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing and (iv) the terms of the Cash Awards, provided, however, that the number of shares subject to any Stock Incentive shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to a Participant in connection with any adjustment made pursuant to this Section 11.3(a).

(ii)                                  Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value (as determined in sub-section (ii) of the definition of such term) of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable.

(b)                                 Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or restriction period in any Award agreement or in the Plan, unless the applicable Award agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Common

Stock awarded under a Restricted Stock Award, any restriction period applicable to each such Common Stock shall be deemed to have expired and all such Common Stock shall become vested; and (iii) in the case of a Cash Award, the effect of an Approved Transaction, Board Change or Control Purchase shall be the effect prescribed for the corresponding LMC Cash Award in the event of an Approved Transaction, Board Change or Control Purchase with respect to LMC in the applicable Award agreement.  Notwithstanding the foregoing, unless otherwise provided in the applicable Award agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

(c)                                  Compliance with Section 409A.  No adjustment or substitution pursuant to this Section 11.3 shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.

11.4                        Withholding of Taxes. The Company’s obligation to deliver shares of Common Stock or pay cash in respect of any Awards under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Option or SAR, upon the vesting of any Cash Awards or upon the vesting of, or expiration of restrictions with respect to, Common Stock granted under Restricted Stock Awards, may, in the discretion of the Committee, be paid in shares of the applicable series of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions (including the conditions referenced in Section 6.2) as the Committee shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such federal, state and local taxes required to be withheld with respect to an Award, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld with respect to such Award.

11.5                        Restrictions on Benefit.  Notwithstanding any provision of this Plan to the contrary, the provisions of any Incentive Plan concerning restrictions on benefits (in order to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code) are specifically incorporated by this reference.

11.6                        Section 409A. It is the intent of the Company that Awards under this Plan comply with the requirements of, or be exempt from the application of, Section 409A of the Code and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), and the provisions of this Plan will be administered, interpreted and construed accordingly.  Notwithstanding any provision in this Plan or any Incentive Plan to the contrary, if any Plan or Incentive Plan provision or any Award thereunder would result in the imposition of an additional tax under Section 409A, that Plan or Incentive Plan provision and/or that Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s right to an Award(s) or require the consent of the Participant.